EXHIBIT 10.1




                                 S U B L E A S E


                                     Between

                             THE STATE OF WASHINGTON

                                 Represented by

                              DEPARTMENT OF ECOLOGY

                                       and

                           US ECOLOGY WASHINGTON, INC.
                           ===========================

                                    I N D E X


Article                               Title                        Page
--------------  -------------------------------------------------  ----

ARTICLE I       Leased Premises                                       1

ARTICLE II      Relationship Between the Parties                      1

ARTICLE III     Term of This Sublease - Option to Renew               4

ARTICLE IV      Rent                                                  4

ARTICLE V       Use of Premises                                       6

ARTICLE VI      Access Rights of State                                6

ARTICLE VII     Perpetual Maintenance Fund                            7

ARTICLE VIII    State Inspection of Company Records                   8

ARTICLE IX      Termination of Sublease                               9

ARTICLE X       The Company's Withdrawal from Premises               10

ARTICLE XI      Permits and Licenses                                 11

ARTICLE XII     Protection Against Claims and Losses                 11

ARTICLE XIII    Casualty Destruction of Premises                     13

ARTICLE XIV     Taxes, Maintenance Costs                             13

ARTICLE XV      Nondiscrimination in Employment                      14

ARTICLE XVI     No Benefits for Officials                            14


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ARTICLE XVII    No Contingent Fees                                   14

ARTICLE XVIII   No Waiver by the State                               15

ARTICLE XIX     Condition of Subleased Lands                         15

ARTICLE XX      Altering Premises                                    15

ARTICLE XXI     Additional Reserved Rights of the U.S. Government    16

ARTICLE XXII    Disputes With the U.S. Government                    16

ARTICLE XXIII   Disputes Between the Parties                         17

ARTICLE XXIV    Notices                                              17

ARTICLE XXV     Closure Fund                                         18

ARTICLE XXVI    Captions                                             19

ARTICLE XXVII   Invalidity of Particular Provisions                  19

ARTICLE XXVIII  Governing Law                                        19

ARTICLE XXIX    Time of Essence                                      20

     This sublease, dated the _____ day of_______________, _____, and entered into pursuant to RCW 43.200.080(1), is between the State of Washington, acting through the Department of Ecology, sublessor ("State"), and US Ecology Washington, Inc., sublessee ("Company"), a Delaware corporation and licensed to do business in Washington.

                                    ARTICLE I

                                 Leased Premises
                                 ---------------

     The State hereby subleases to the Company that certain real property situated in the County of Benton, State of Washington, within an area owned by the United States and known as the Department of Energy Hanford Reservation, more particularly described as follows:

     One  hundred  (100)  acres  of land, more or less, in the east half of
     Section 9, Township 12 North, Range 26 EWM, Benton County, Washington, more particularly described as follows:

     Beginning at the Southeast corner of said Section 9; thence North 0 degrees 53' 09" West along the East line of Section 9 a distance of 2942 feet;

     thence South 88 degrees 50' 56" West 1480 feet; thence South 0 degrees 53' 09" East 2942 feet to the South line of said Section; thence North 88 degrees

     50' 56' East along said South line of the Section 1480 feet to the point of beginning.

                                   ARTICLE II

                        Relationship Between the Parties
                        --------------------------------

     1. The Company acknowledges that it has been furnished with a true and correct copy of the lease between the United States Government ("U.S.
Government"), as represented by the Atomic Energy Commission (now succeeded by the United States Department of Energy (" Energy") and the State, dated September 10, 1964, as amended.

     2. The Company agrees to assume, so far as the premises sublet are concerned, all of the obligations and responsibilities which the State has assumed toward the U.S. Government and/or Energy by the Prime Lease; and the Company acknowledges its complete awareness of the considerations involving the national defense and security set forth in the Prime Lease, which will, or may, affect the Company's operations upon the subleased premises.

     3. The State and the Company agree that in the event there is a conflict between the terms of this sublease and the terms of the Prime Lease, the latter shall be controlling; and that nothing herein shall be deemed to affect any right or rights that the U.S. Government and/or Energy have under the Prime Lease.

     4. The Company understands that the State is a member state and host state under the Northwest Interstate Compact on Low-Level Radioactive Waste Management (hereafter "the Compact"); and the Company therefore agrees that its facilities and activities will be maintained and conducted so as not to interfere with or endanger State policy with regard to the Compact. The Company further agrees that it will operate and manage the subleased premises in support of the Compact in accordance with the requirements of the Compact and in accordance with applicable federal and state law, including the Low-Level Radioactive Waste Act of 1980 (as amended by the Low-Level Radioactive Waste
Policy  Amendments  Act  of  1985),  42  U.S.C.  Sec.  2021b-2021j.

     5. The State agrees that with respect to the subleased premises the Company shall enjoy the benefits of the Prime Lease applicable thereto.

     6. The State agrees to use its offices, in accordance with Articles VII and XXII, to represent the Company in presenting matters to the U.S. Government and/or Energy involving the Company's duties and obligations to the U.S. Government and/or Energy under the Prime Lease.

     7. Except as provided below, the Company agrees that it shall not, without the State's prior written approval, which approval shall not be unreasonably withheld, assign, hypothecate or transfer this sublease or any interest thereunder. In granting any such consent the State shall be entitled to consider, among other items, the proposed assignee's, sublessee's or transferee's financial condition, business reputation, business, and such other factors as may reasonably bear upon the suitability of the assignee, sublessee, or transferee as lessee of the Premises. If the Company is a corporation, partnership, or other association, (l) the transfer of more than fifty percent (50%) of the ownership interest in such entity, or (2) the sale of all or substantially all of the assets of the Company shall be deemed to constitute an "assignment" of this Agreement which requires the consent of the State. The consent of the State to any one assignment shall not constitute a waiver of the State's right to consent to subsequent assignments, nor shall consent of the State to any one assignment relieve any party previously liable as a sublessee from any obligations under this Agreement, who shall remain joint and severally liable as primary obligor and not as surety. The acceptance by the State of the payment of rent following an assignment shall not constitute consent to any assignment and the State's consent shall be evidenced only in writing. The sublease may be assigned, subject to all conditions of this sublease, for performance by a wholly owned subsidiary of the Company organized under the laws of the State of Washington, without prior written approval by the State, but the Company must give thirty (30) days prior written notice to the State of any such proposed transfer.

     8. The Company agrees that it shall not, without the State's prior written approval, sublet the premises or any part thereof, or permit the use of the premises by any party other than the Company except that the premises may be, subject to all conditions of this sublease, sublet to, or used by, a wholly owned subsidiary of the Company organized under the laws of the State of Washington without prior approval by the State, but the Company must give thirty
(30)  days  prior  written  notice  to  the State of any such proposed sublease.

     9. Any transactions under sections 7 and 8 of this Article shall require notice to and approval by Energy.

                                   ARTICLE III

                     Term of This Sublease- Option to Renew
                     --------------------------------------

     1. The term of this sublease shall be ten years commencing on the 29th day of July, 2005.

     2. The Company shall have the option to extend the term of this sublease for four additional periods of ten years at rental rates to be agreed upon by the parties. Upon the Company's exercise of such renewal option, the State shall have the option to terminate the sublease if good cause exists, in the State's determination of the best interests of the State, to terminate the sublease. In the event the parties hereto fail to agree as to rental rates, the parties may attempt to resolve the disagreement in accordance with the dispute resolution provisions in Article XXIII. During the pendency of any negotiations to extend a sublease term, the State may extend the Sublease under the existing terms on a quarter-by-quarter basis.

     3. In the event the Company desires to exercise said option, it shall give notice thereof in writing to the State not less than six months prior to the expiration of the Sublease term. In the event the Company chooses to not exercise said option, the Company will remain subject to the obligations in
Article X. In the event the State desires to exercise its option to terminate the sublease, it shall give notice thereof in writing not less than five months prior to the expiration of the lease term.


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
                                   ARTICLE IV

                                      Rent
                                      ----

     1. The Company shall pay to the State as annual rent for the premises and related rights obtained under this Sublease the sum, as of the effective date of the initial Sublease term, of $63,170 as adjusted by the percentage increase, if any, in the Consumer Price Index, calculated for all urban consumers, all items, West, size class C over the previous three year period as last published by the United States Department of Labor, Bureau of Labor Statistics, for each calendar year of the remaining term of this Sublease. For the purposes of the initial Sublease term, the first annual rent adjustment shall be effective January, 2008.

     2. Payments of the rent shall be due quarterly, within fifteen (15) days after the end of each calendar quarter. If any payment is not made when due hereunder, a late payment penalty in an amount equal to one percent applied to the amount of the late payment shall become immediately due and payable and shall be applied for each month that any payment due hereunder remains unpaid. Payments shall be made in lawful money of the United States, at the office of the State Department of Ecology, Olympia, Washington, or as otherwise directed in writing by the State.

     3. In addition, the Company agrees to pay as supplemental rent such annual sum, determined after the fact by the Department of Ecology and approved by the State Auditor, as will fairly and adequately reimburse the State for the following unforeseen direct costs and unforeseen costs of administering this sublease: (1) those expenses incurred by the State in considering those matters brought before it by the Company for approval as provided in Articles V and XX herein, excluding any matters relating to licensing activities, and (2) those expenses incurred by the State in representing the Company, at the Company's request, in accordance with Article II-6, Article VII, and Article XXII:
PROVIDED, that the State may request, and upon such request, the Company shall provide, an acceptable financial assurance mechanism (e.g., a bond) assuring payment of such supplemental rent prior to the State incurring said expenses. Any dispute over the amount of a bond or other financial assurance requested by the State shall be resolved in accordance with Article XXIII. No expenses incurred by the State in collecting any fees, assessments, or other charges associated with the low-level radioactive waste disposal site and no expense incurred by the State for activities benefiting third parties shall be reimbursable as supplemental rent. Supplemental rent so assessed for the previous year shall be paid at the same time the quarterly rent for the next succeeding quarter is paid, except that the supplemental rent for the last year of the term of this Sublease shall be paid within fifteen (15) days of notice to Company. Reimbursable costs shall include transportation costs, per diem expenses as authorized by state law for department personnel and telephone expenses, but shall not include salaries, secretarial services, or supplies, except where the State may undertake to use its offices on behalf of the Company in accordance with Articles II.6 and XXII.

                                    ARTICLE V

                                 Use of Premises
                                 ---------------

     The Company covenants and agrees that it will use the subleased premises for the management of low-level radioactive waste and naturally occurring and accelerator produced radioactive materials and wastes, but for no other purpose except with the prior written approval of the State. The Company covenants and agrees that it will use the premises in a manner consistent with the terms of the license or licenses issued to the Company by the appropriate state or federal agency authorizing and regulating the activities mentioned in this article, and with all other applicable laws and regulations.

     The Company shall publish and maintain a schedule of all rates and charges for waste received under the Compact subject to approval by the Washington Utility and Transportation Commission or its successors in interest, a copy of which shall be furnished to the State and to any other person requesting the same. The parties acknowledge that worker safety and health shall be regulated by the State of Washington.

                                   ARTICLE VI

                             Access Rights of State
                             ----------------------

     The State, or any person authorized by it, to the extent permitted by the prime lease, shall at all times have access to the subleased premises for all reasonable purposes, including, without limitation, the following:

     1. For the protection of the health and safety of the public or of the employees, other personnel, or contractors of the State; and

     2. For taking readings or samples from or for servicing, maintaining, repairing, or replacing environmental monitoring devices, other similar instruments, or ground water monitoring wells located on the leased premises; and for conducting any other remedial actions as defined by the Washington Model Toxics Control Act, chapter 70.105D RCW.

     3. For inspecting the premises and determining if the Company is complying with the obligations imposed by this sublease, including compliance with all applicable laws.

                                   ARTICLE VII

                           Perpetual Maintenance Fund
                           --------------------------

     The Company agrees, pursuant to WAC 173-44-040, to pay to the State, effective on the commencement of this sublease, One Dollar and Seventy-five Cents ($1.75) for each cubic foot of radioactive materials and waste permanently stored or buried at the commercial low-level radioactive waste disposal facility. The payment by the Company of the One Dollar and Seventy-five Cents ($1.75) fee shall continue until such time as the State amends WAC 173-44-040, at which time the new amount set forth in the amended regulation shall apply.

     The State warrants that it will invest monies collected for perpetual care and maintenance in the same manner as other monies and in accordance with state law.

     The One Dollar and Seventy-five Cent ($1.75) perpetual care and maintenance fee shall be paid to the State on a quarterly basis for the quarters ending March 31, June 30, September 30 and December 31, provided, however, that the Company shall have up to forty-five (45) days from the end of each quarter to make payment to the State. In the event the State makes a determination that additional perpetual care and maintenance fees in excess of the One Dollar and Seventy-five Cents ($1.75) set forth herein are necessary as a result of a request made by the United States to the State of Washington for the deposit of additional amounts pursuant to the Perpetual Care Agreement dated July 29, 1965, between the State of Washington and the United States, the State shall give reasonable notice to the Company of such determination and shall not oppose a request by the Company to participate in proceedings between the State and the United States under Article 10 of such Perpetual Care Agreement or Article 19 of the Prime Lease between the United States of America and the State of Washington dated September 10, 1964. In the event the Company is precluded from such participation, the State shall use its best efforts to represent the Company's position on such proposed fee increase and to present such facts and circumstances on behalf of the Company as it may reasonably request. Any adjustments to the fee shall be made by rule adopted pursuant to Chapter 34.05 RCW.


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
     All  payments  to  the  State  shall  be made in lawful money of the United
States at the Department of Ecology, Olympia, Washington, or as otherwise designated in writing by the State, without notice of demand by the State. The State shall maintain a segregated account of perpetual care and maintenance fee payments which are deposited in the Perpetual Maintenance Fund, which includes both a Perpetual Surveillance and Maintenance Account and a Closure Account. The Company shall identify payments made for perpetual care and maintenance separately from any payments made for closure.

                                  ARTICLE VIII

                       State Inspection of Company Records
                       -----------------------------------

     The Company agrees that in order for the State to determine the proper payments of the Company into the Perpetual Maintenance Fund and to determine compliance with this sublease, the State and its duly authorized representatives shall have access to and the right to examine and copy any directly pertinent books, documents, papers, accounts, and records of the Company involving operations on the subleased premises. Access to such books, documents, papers, accounts, and records shall be provided at a location within the state of Washington or at the offices of the Company in Boise, Idaho. Said right shall continue for three years after the termination of this sublease and any option, if exercised.

                                   ARTICLE IX

                             Termination of Sublease
                             -----------------------

     1. Default. The Company agrees that it shall not violate any of the terms or conditions of this sublease, or violate the terms of authorizing licenses issued by the State or other appropriate authority, or use any part of the subleased premises in a manner not in substantial compliance with the covenants and purposes of this sublease, or fail to comply with any applicable laws, regulations and ordinances of the United States and the state, territory, or political subdivision in which the subleased premises are located. If such substantial violation, misuse or noncompliance occurs, the State may, at its sole option, have the right upon giving the Company sixty days' written notice, to terminate this sublease and reenter and take possession of the premises, provided that such violation, misuse or noncompliance continues sixty days after the written notice is provided by the State. Upon any subsequent violation of the same nature after such written notice has been provided, the State may immediately terminate the sublease and re-enter and take possession of the premises. Notwithstanding any of the foregoing, if such violation, misuse or noncompliance involves a nuclear incident as defined in the U.S. Atomic Energy Act of 1954, as amended, 42 U.S.C. Sec. 2014(q), the State may immediately terminate this sublease and reenter and take possession of the premises.

     2. Non-default termination. Furthermore, the State reserves the right to terminate the sublease upon: (a) sixty days' written notice should the Company's authorizing license issued by the State be terminated or expire without renewal, unless the Company has secured a stay of such termination in an administrative or judicial proceeding contesting a decision by the State Department of Health or that agency of the state with responsibility for the facility operating license, or unless the Company has timely submitted an application for license renewal; or (b) five months' notice should the Compact lose the authority provided by federal law as of the time of entry of this sublease (Low-Level Radioactive Waste Act of 1980 [as amended by the Low-Level Radioactive Waste Policy Amendments Act of 1985], 42 U.S.C. Sec. 2021b-2021j) to exclude access to the subleased premises for the disposal of out-of-compact region low-level radioactive waste. Termination as provided in this paragraph does not, at the State's discretion, relieve the Company of any outstanding obligations or its obligations under Article X.

                                    ARTICLE X

                     The Company's Withdrawal from Premises
                     --------------------------------------

     1. The Company agrees that it shall, either before or within forty working days after the expiration or termination of the sublease, remove from the premises at its own expense, all of its personal property not affixed to the land: PROVIDED, that if the Company fails to so remove its personal property, the State may, at its option, (1) take title to such property without cost or liability of any kind or (2) remove the personal property and have it stored on behalf of the Company and at the sole expense of the Company, subject to any storage liens and right of sale provided by law.

     2. All fixtures and improvements on the subleased premises made by the Company shall remain the property of the Company during the term of this sublease no matter how they are attached to the land. Upon the termination for default of this sublease, all fixtures and improvements shall be forfeited and become the property of the State unless the State elects in writing within ninety days of termination to have Company remove fixtures and improvements to which the State does not intend to take title. If the State elects to have the some or all of fixtures and improvements removed by Company, the Company agrees to remove such fixtures and improvements identified in the notice, at Company's own expense and within forty working days after notice of the State's election.

     3. Upon the expiration or termination of this sublease, the subleased premises and all personal property, alterations, additions, and improvements remaining thereon and not removed (if removal is permitted under the above sections of this article), shall be returned to the State with radioactive contamination and the release of any other hazardous substances resulting from the Company's activities reduced to a level and remediated in accordance with the Site Stabilization and Closure Plan ("Closure Plan"), an agreed order or consent decree entered into between the State and the Company pursuant to Chapter 70.105D RCW, or an enforcement order issued by the State pursuant to Chapter 70.105D RCW. The Company shall, at its own expense and to the extent directed to do so by the State, implement the Closure Plan and any agreed order, consent decree, or enforcement order, or at the option of the State, the State, its contractors or other representatives may undertake compliance with the Closure Plan and any agreed order and consent decree, and the Company shall reimburse the State for the costs actually incurred for such compliance. The provisions of this Article shall not apply to the costs of compliance with the Closure Plan or any agreed order, consent decree, or enforcement order as related to decontamination of any land used as a burial or storage site for radioactive materials and wastes where appropriate payments have been made to the State's Perpetual Maintenance Fund in accordance with Article VII.

     4. The Company shall have a limited license after expiration or termination of the sublease to enter the subleased premises for the purposes of carrying out the provisions of this Article.

                                   ARTICLE XI

                              Permits and Licenses
                              --------------------

     The Company shall procure all necessary permits or licenses and abide by all applicable laws, regulations and ordinances of the United States and of the state, territory, and political subdivision in which the subleased premises are located.

                                   ARTICLE XII

                      Protection Against Claims and Losses
                      ------------------------------------

     1. The Company shall indemnify and save harmless the State, the U.S. Government and its agencies, contractors of the U.S. Government, and the officers, employees and representatives of any of them, from any and all liability, loss, damage or costs (including attorney's fees) incurred in or arising out of any: (a) claim, suit, action or other legal proceedings arising from, related to, or otherwise associated with the company's use of the subleased premises, including the Company's erection or removal of any equipment, building or part thereof or the making of any repairs, alterations, additions or improvements upon the subleased premises; or (b) any default or negligence in the performance of any covenant or obligation of the Company hereunder: PROVIDED, That the foregoing shall not apply to any injury, destruction or death as may be caused by the negligence or fault of the State, the U.S. Government, contractors of the U.S. Government, or the officers, employees or representatives of any of them; or (c) application of any law, regulation, or other regulatory requirement as a consequence of the Company's rights as a sublessee or the Company's use of the subleased premises.

     2. For purposes of providing protection against the claims specified in paragraph XII(l)(a) above, whether such activities be those of the Company, or any of its contractors, or the officers, employees, agents or subsidiaries of the Company, the Company maintain insurance in such amount as required by the State pursuant to RCW 43.200.200, RCW 43.200.210, and this sublease, and Energy as required through the Prime Lease, by notice to the Company in writing. As of the initial term of this sublease, such insurance requirements shall be as follows. Combined coverage of $20,000,000 on a claims made basis for (a) bodily injury and property damage to third parties caused by sudden accidental occurrences arising from operations of the subleased premises and (b) bodily injury and property damage to third parties caused by non-sudden accidental occurrences arising from operations of the subleased premises. The policy providing coverage shall be consistent with the requirements of WAC 173-303-620(8)(b) (incorporating by reference 40 C.F.R. Sec. 264.147 (a), (b),
(f), (g), (h), (i), and (j)). The Company shall also maintain nuclear energy liability insurance (facility form) in the amount of $10,000,000; and (d) nuclear energy liability insurance (facility worker form) in the amount of $300,000,000. The Company shall name the state government, and the federal government, as additional insureds in any insurance policies obtained in compliance herewith. Copies of all insurance policies shall be filed with the State and Energy and the insurance contracts shall provide that the State and Energy shall be given ten days' advance notice by mail of changes in or cancellation of any such insurance.

     3. Notwithstanding any other provisions of this sublease, nothing contained herein shall be construed to be a waiver on the part of the Company of any financial protection or indemnity which might be afforded it under an applicable nuclear hazards indemnity agreement executed either under provisions of future state legislation or under the provisions of Sec. 170 of the Atomic Energy Act of 1954, as amended, or other contractual authority of the State or Energy.

     4. The Company and the State agree that the insurance amount required under paragraph XII.2 is subject to renegotiation at the request of either party at five year intervals from the effective date of this sublease to ensure that the amounts adequately cover the risk and keep pace with inflation. If the parties fail to agree during any such renegotiations, the matter will be resolved pursuant Article XXIII.

                                  ARTICLE XIII

                        Casualty Destruction of Premises
                        --------------------------------

     In the event the premises are destroyed, damaged or made unusable by fire, flood, earthquake or other casualty, the State shall not be under obligation, unless it consents, to restore or repair the premises in any way. If the State elects not to restore or repair the premises, the Company shall have the right
(1) to restore or repair the premises at no cost to the sublessor (2) to terminate the sublease upon curing any existing defaults and satisfying
Company's  obligations  under  Article  X.

                                   ARTICLE XIV

                            Taxes, Maintenance Costs
                            ------------------------

     The Company agrees to pay all legally imposed taxes, assessments and similar charges which may be levied by the duly constituted authority of the State, or any political subdivision of the State upon the subleased premises and upon any improvements now or hereafter upon the subleased premises.

                                   ARTICLE XV

                         Nondiscrimination in Employment
                         -------------------------------

     The Company covenants and agrees that in all matters pertaining to the performance of this lease, the Company shall at all times conduct its business in a manner which assures fair, equal and nondiscriminatory treatment of all persons without respect to race, sex, age, color, creed or national origin and, in particular:

     1. The Company will maintain open hiring and employment practices and will welcome applications for employment in all positions from qualified individuals who are members of racial or other minorities, and

     2. The Company will comply strictly with all requirements of applicable federal, state and local laws or regulations issued pursuant thereto relating to the establishment of nondiscriminatory requirements in hiring and employment practices and assuring the service of all patrons or customers without discrimination as to any person's race, sex, age, creed, color or national origin.

                                   ARTICLE XVI

                            No Benefits for Officials
                            -------------------------

     No member of Congress or the state legislature, or federal or state government official shall be admitted to any share or part of this sublease, or to any benefit which may arise therefrom.

                                  ARTICLE XVII

                               No Contingent Fees
                               ------------------

     The Company warrants that no person or selling agency has been employed or retained to solicit or secure this sublease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee.

                                  ARTICLE XVIII

                             No Waiver by the State
                             ----------------------

     The Company agrees that the State's failure to insist upon the strict performance of any provision of this sublease or to exercise any right based upon a breach thereof, or the acceptance by the State of any rent during such breach, shall not waive any of the State's rights under this sublease.

                                   ARTICLE XIX

                          Condition of Subleased Lands
                          ----------------------------

     The Company warrants that it has inspected and is fully familiar with the physical condition of the subleased lands. It is further understood that the State has made no representations, warranties or undertakings as to such condition, or as to the fitness or availability of the subleased land for any particular use, or that the subleased land is free and clear of all contamination and hidden hazards.

                                   ARTICLE XX

                                Altering Premises
                                -----------------

     The Company agrees that it will not make any substantial enlargement or substantially change its facilities or operations without the prior written approval of the State. For the purpose of obtaining State approval of either a new facility or operation or enlargement or change of a facility or activity or the operation thereof, the Company shall give to the State such information as the State may request and will not interfere with, or endanger the same. If the State approves an enlargement or change of a facility, it may impose conditions and restrictions necessary to carry out the purposes of this article. This article's requirements in no way affect the need for obtaining any license now or hereafter required by any applicable law or regulation, either federal or state, or the terms and conditions of any such license.

                                   ARTICLE XXI

      Additional Reserved Rights of the United States Department of Energy
      --------------------------------------------------------------------

     The United States Department of Energy has reserved from those lands subleased to the Company the following rights in addition to the rights otherwise provided for in this sublease:

     1. The right to construct on the subleased land and to maintain, repair and replace utility lines as may be necessary to provide electricity, heat, water, steam; power, protective, gas, telephone and other communication services, to the extent necessary for Energy, provided that such lines will not unreasonably interfere with any of the Company's operations;

     2. The right to construct on the subleased land and to maintain, repair and replace drainage facilities, including sanitary sewers, storm sewers, and other piping and conduits to the extent necessary for Energy;

     3. The right to place monitoring facilities, fire control and alarm facilities on the subleased land to the extent necessary for Energy, and to use, repair and maintain the same; and

     4. The right to construct access roads and railway facilities on the subleased land to the extent necessary for Energy, and to maintain, replace, and repair the same provided such roads and facilities will not unreasonably interfere with any of the Company's operations.

                                  ARTICLE XXII

                        Disputes with the U.S. Government
                        ---------------------------------

     The Company recognizes that under Article 19 of the Prime Lease, the State is obligated to exhaust its remedies under federal administrative disputes procedures, and that the rights of the Company as sublessee, derived through the State, are subject to the same obligation. In the event of a dispute with Energy in which the Company has an interest, the State agrees to present the Company's claim in good faith and with reasonable diligence, and shall not oppose the intervention by the Company as may be permitted under federal or state law, or by the action of any such federal agency, for the purposes of representing its own interests in all such controversies. The Company agrees to accept the outcome of such controversy without recourse against the State for the manner in which the State shall have presented the Company's claim, provided, however, that the Company shall not be bound by this Article from pursuing any other administrative remedy authorized by statute, regulation or law. In the event that the Company is the real party in interest in any such claim and requests in writing that the State represents its interests, it will reimburse the State for its reasonable costs in presenting the case; and if the State, or others, is likewise interested therein, the Company will pay its fair share of the expenses.

                                  ARTICLE XXIII

                          Disputes between the Parties
                          ----------------------------

     Any  dispute  under  Article  IV,  Article  XII, or Article XXV between the
Company and the State concerning a question under this sublease which is not disposed of by agreement, shall be decided by arbitration in each instance in the following manner: Within fourteen days of either party invoking the dispute resolution process of this Article, each of the parties shall name and pay the cost of one arbiter, and the two persons thus designated shall appoint a third whose cost shared by shared equally by the parties, the said three persons to constitute a board of arbitration whose decision shall be final and conclusive upon the parties.

                                  ARTICLE XXIV

                                     Notices
                                     -------

     All notices, demands, requests, consents, approvals, and other communications which may or are required to be given by either party to the other under this sublease shall be in writing and shall be deemed to have been sufficiently given for all purposes when delivered or mailed by first class registered or certified mail, postage prepaid.

     1.   Notice  to the State: To the Director, Department of Ecology, Olympia,
          ---------------------
Washington 98504 or at such other address as the State shall have furnished to the Company in writing.

     2.   Notice  to the Company: US Ecology Washington, Inc., Lakepointe Centre
          -----------------------
I, 300 E. Mallard Drive, Suite 300, Boise, Idaho, 83706, or at such other address as the Company shall have furnished to the State in writing.

                                   ARTICLE XXV

                                  Closure Fund
                                  ------------

     In order to assure the proper and expeditious closure of the facility after the cessation of waste disposal activities of the facility, the State may require additional closure fees to be deposited in the Perpetual Maintenance Fund. The State shall maintain a segregated account of closure fee payments which are deposited in the Closure Fund which shall be utilized in paying all reasonable costs of closure, including approved closure related work prior to the cessation of waste disposal activities, required pursuant to the provisions of the facility license and Article X.

     Prior to re-imposing closure fee requirements, the State shall provide reasonable notice to the Company of such determination and shall afford the Company an opportunity to be heard. Upon failure of the Company and the State to agree on an increased amount, the issue shall be submitted to arbitration under Article XXIII. The State warrants that it will invest monies collected for closure in the same manner as other state monies and in accordance with state law.

     Any required closure fee shall be paid to the State on a quarterly basis for the quarters ending January 15, April 15, July 15, and October 15, provided, however, that the Company shall have up to forty-five (45) days from the end of each quarter to secure collection of the fees from its customers and subsequently make payment to the State. In the event that the Company performs approved closure activities at the facility, the State warrants that the Company shall be reimbursed for its costs plus a reasonable profit as shall be agreed to by the parties from those monies collected for closure. The State, subsequent to satisfactory performance of closure by the Company or any other entity acceptable to the parties (provided that the Company shall not unreasonably withhold its approval of a duly qualified entity) shall transfer any unexpended monies from the closure account to the perpetual maintenance account.

     All  payments  to  the  State  shall  be made in lawful money of the United
States at the Department of Ecology, Olympia, Washington, or as otherwise designated in writing by the State, without notice or demand by the State. The State shall maintain a segregated account of closure fee payments which are deposited in the Perpetual Maintenance Fund. The Company shall identify payments made for closure separately from payments made for Perpetual Care and Maintenance.

                                  ARTICLE XXVI

                                    Captions
                                    --------

     The captions in this lease are for convenience only and do not in any way limit or amplify the provisions of this lease.

                                  ARTICLE XXVII

                       Invalidity of Particular Provisions
                       -----------------------------------

     If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

                                 ARTICLE XXVIII

                                  Governing Law
                                  -------------

     This Agreement shall be construed, interpreted and enforced pursuant to the laws of the State of Washington. Venue shall be in Thurston County. The terms of this Agreement shall be given their ordinary meaning and shall not be presumed construed in favor of or against either party hereto.

                                  ARTICLE XXIX

                                 Time of Essence
                                 ---------------

     Time is expressly declared to be of the essence of this agreement and each and every covenant of the Company and the State hereunder.

     IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this sublease.

                                   STATE OF WASHINGTON


                                   ---------------------------------------------
                                   JAY MANNING, Director
                                   Department of Ecology


                                   US ECOLOGY WASHINGTON, INC.


                                   By:
                                      ------------------------------------------
                                   STEPHEN ROMANO, President and Chief Executive Officer


Approved as to form only this _______ day of _____________________, 2005.

     ROB McKENNA
     Attorney General


     ----------------------------------------
     ANDREW A. FITZ
     Assistant Attorney General

                                 (FOR SUBLESSEE)
STATE OF__________________  )
                                 ) ss.
County of ________________  )

     On  this  ______  day  of  __________________, ______, before me personally appeared _________________________________, to me known to be President of US Ecology Washington, Inc., Lakepointe Centre I, 300 E. Mallard Drive, Suite 300, Boise, Idaho, 83706 and executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purpose therein mentioned, and on oath stated that he was authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                  _____________________________________
                                  Printed Name:__________________________
                                  NOTARY PUBLIC in and for the State of
                                  ________________, residing at __________.
                                  My Commission Expires: _________________.



                                 (FOR SUBLESSOR)
STATE OF__________________  )
                                 ) ss.
County of ________________  )

     On  this  ______  day  of  __________________, ______, before me personally appeared  _________________________________,  to  me  known  to  be  Director,
Department of Ecology, of the State of Washington, and executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said State, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                    ______________________________________
                                    Printed Name:  _______________________
                                    NOTARY PUBLIC in and for the State of
                                    _______________, residing at _________.
                                    My Commission Expires: _______________.


                                      xviii